Exhibit 10
COMMITMENT INCREASE SUPPLEMENT

COMMITMENT INCREASE SUPPLEMENT, dated as of June 26, 2020 (this “Agreement”), by and between Consolidated Edison, Inc. (the “Borrower”), and the additional lender party hereto (in such capacity, the “Additional Lender”) and accepted by Bank of America, N.A., as administrative agent (the “Agent”) for the lenders party to the Credit Agreement referred to below.

W I T N E S E T H:

WHEREAS, the Borrower, each lender from time to time party thereto (the “Lenders”) and the Agent are parties to that certain Credit Agreement dated as of April 6, 2020, as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof (the “Credit Agreement”) (capitalized terms not otherwise defined in this Agreement have the same meanings assigned thereto in the Credit Agreement);

WHEREAS, the Borrower has, by notice to the Agent delivered pursuant to Section 2.17(a) of the Credit Agreement, notified the Agent and Lenders of an increase (the “Commitment Increase”) in the total Commitments outstanding under the Credit Agreement in an aggregate principal amount of $70,000,000 (the “Additional Commitment”);

WHEREAS, the parties hereto have agreed that the effective date of the Commitment Increase shall be June 26, 2020;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1 Additional Lender and the Additional Commitment. Pursuant to Section 2.17 of the Credit Agreement and subject to the satisfaction or waiver of the conditions to effectiveness of this Agreement set forth in Section 3 of this Agreement:

(a) The Additional Lender agrees to provide the Additional Commitment. The aggregate  principal amount of the Commitment Increase being provided by the Additional Lender pursuant to this Agreement is $70,000,000.

(b) The Additional Commitment shall have terms identical to the terms of the Commitments outstanding under the Credit Agreement on the Effective Date (as defined below) (including, without limitation, with respect to the maturity date, pricing and prepayments) and shall otherwise be subject to the provisions of the Credit Agreement. On and after the Effective Date, each reference to (i) a “Commitment” or “Commitments”, (ii) a “Lender” or “Lenders”, (iii) an “Additional Lender” or “Additional Lenders”, (iii) a “Borrowing” or (iv) a “Loan” or “Loans” in the Credit Agreement or herein shall be deemed to include the Additional Commitment, the Additional Lender, any Borrowing made in respect of the Additional Commitment established pursuant to this Agreement or any Loan under the Additional Commitment established pursuant to this Agreement, as applicable, and all other related terms will have correlative meanings.

SECTION 2 Representations and Warranties. By its execution of this Agreement, the Borrower hereby represents and warrants to the Additional Lender that:

(a) the representations and warranties of the Borrower set forth in the Credit Agreement are true and correct in all material respects (provided, that any representations and warranties qualified by materiality, “Material Adverse Effect” or similar language shall be true and correct in all respects) on and as of the Effective Date, as though made on and as of such date, except to the extent that any such representation or warranty expressly relates only to an earlier date, in which case it is true and correct in all material respects as of such earlier date; and

(b) at the time of and immediately after giving effect to the Commitment Increase, no Default shall have occurred and be continuing or would result from such increase.

SECTION 3 Conditions of Effectiveness of the Incremental Commitments. This Agreement shall become effective on the date (the “Effective Date”) when the Agent shall have received:

(a) an executed counterpart of this Agreement from the Borrower, the Agent and the Additional Lender (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received in form satisfactory to it written confirmation (including by electronic means) from such party of execution of a counterpart hereof by such party);

(b) an opinion of the General Counsel or Vice President – Legal Services of the Borrower substantially in the form of Exhibit F to the Credit Agreement, addressed to the Additional Lender and dated as of the Effective Date;

(c) evidence satisfactory to it that all filings, consents and approvals, if any, required to be made with, or obtained from, any governmental authority in connection with the transactions contemplated hereby shall have been made or obtained and shall be, in each case, in full force and effect on and as of the Effective Date;

(d) all documents the Agent may reasonably request relating to the existence of the Borrower such as articles of incorporation or association and bylaws, the corporate authority for and the validity of this Agreement, and any other matters relevant hereto, all in form and substance satisfactory to the Agent;

(e) at least two (2) business days prior to the Effective Date, all documentation and other information about the Borrower and its Affiliates as shall have been reasonably requested in writing at least four (4) business days prior to the Effective Date by the Administrative Agent or the Additional Lender that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act; and

(f) all fees and expenses required to be paid on or before the Effective Date (in the case of expenses, for which the Borrower has been billed at least two (2) business days prior to the Effective Date), including the reasonable and documented fees and expenses of counsel for the Agent.

SECTION 4 Acknowledgment of Additional Lender. The Additional Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to provide the Additional Commitment, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of its Additional Commitment, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to make or purchase commercial loans and either it, or the Person exercising discretion in making its decision to provide its Additional Commitment, is experienced in making or purchasing commercial loans, (v) it has received a copy of the Credit Agreement, and has received, or has been accorded the opportunity to receive, such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Agreement and to provide its Additional Commitment and (vi) it has, independently and without reliance upon the Agent, any arrangers or any other Lender and their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and to provide its Additional Commitment; and (b) agrees that (i) it will, independently and without reliance on the Agent, any arranger or any other Lender and their respective Related Parties, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the related documents are required to be performed by it as a Lender.

SECTION 5 Reference to and Effect on the Credit Agreement.

(a) On and after the Effective Date, each reference in the Credit Agreement to (i) “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, and each reference in any related document to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Agreement and (ii) the Additional Lender (x) shall become a “Lender” and an “Additional Lender” for all purposes of the Credit Agreement and the other Loan Documents and (y) shall have a “Commitment” under the Credit Agreement.

(b) The Credit Agreement, as specifically amended by this Agreement, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

(c) The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

SECTION 6 Costs and Expenses. To the extent billed at least two (2) business days prior to the Effective Date, the Borrower agrees to pay promptly on demand all reasonable and documented costs and out-of-pocket expenses of the Agent (in its capacity as such) in connection with the preparation, execution, delivery and administration, modification and amendment of this Agreement (including, without limitation, the reasonable and documented fees and out-of-pocket expenses of a single counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities hereunder) in accordance with the terms of Section 9.03 of the Credit Agreement.

SECTION 7 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, emailed pdf or any other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Agent pursuant to procedures approved by it.

SECTION 8 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 9 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 10 Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.

CONSOLIDATED EDISON, INC., as the Borrower
By:	/s/ Yukari Saegusa
Name: Yukari Saegusa
Title: Vice President and Treasurer

[Signature Page to Commitment Increase Supplement (ConEd 2020)]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Additional Lender
By:	/s/ Keither Luettel
Name: Keith Luettel
Title: Managing Director

[Signature Page to Commitment Increase Supplement (ConEd 2020)]

Acknowledged and accepted by:

BANK OF AMERICA, N.A., as Agent
By:	/s/ Kelly Weaver
Name: Kelly Weaver
Title: Vice President
[Signature Page to Commitment Increase Supplement (ConEd 2020)]